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                                                                     EXHIBIT 4.6
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                               FORM OF GUARANTEE


     For value received, the undersigned hereby fully and unconditionally guarantees to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, on this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Fourteen of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Fourteen of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of May [___], 1999, by and among USFreightways Corporation, the Guarantors named therein, and NBD Bank, as Trustee, as amended or supplemented (the "Indenture").


     The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Fourteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.


     THIS GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH GUARANTOR HEREUNDER AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THIS GUARANTEE.

     This Guarantee is subject to release upon the terms set forth in the Indenture.





     IN WITNESS WHEREOF, the undersigned Guarantor has caused this Guarantee to be duly executed.

Dated: May [__], 1999

                                              [NAME OF GUARANTOR]

                                              By:
                                                 -----------------------------
                                                   Name:
                                                   Title: